EXHIBIT 99.3

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

AS OF JUNE 30, 2016

				PRO FORMA
				ADJUSTMENTS
	B. RILEY FINANCIAL,	UNITED ONLINE,		RELATED TO
	INC. (a)	INC. (b)		ACQUISITION	PRO FORMA TOTAL
	(Dollars in thousands, except par value)

Assets
Current assets:
Cash and cash equivalents	$48,123	$125,542	(2)	$(169,290)	$14,654
			(3)	(2,200)
			(5)	12,479
Restricted cash	12,108	-		-	12,108
Securities owned, at fair value	24,644	-	(5)	(12,479)	12,165
Accounts receivable, net	7,997	3,850		-	11,847

Due from related parties	2,255	-		-	2,255
Advances against customer contracts	5,609	-		-	5,609
Inventory	-	624		-	624
Goods held for sale or auction	36	-		-	36
Prepaid expenses and other current assets	8,507	4,854		-	13,361

Total current assets	109,279	134,870		(171,490)	72,659

Property and equipment, net	475	5,681		-	6,156
Goodwill	34,528	7,489	(1)	20,506	55,034
			(4)	(7,489)
Other intangible assets, net	4,545	-	(1)	41,000	45,545
Deferred income taxes	18,722	156	(1)	(11,400)	7,478
Other assets	1,989	833		-	2,822
Total assets	$169,538	$149,029		$(128,873)	$189,694

Liabilities
Current liabilities:
Accounts payable	$1,084	$5,037		$-	$6,121
Accrued payroll and related expenses	3,084	5,125		-	8,209
Accrued value added tax payable	34	154		-	188
Accrued expenses and other liabilities	5,335	1,164		-	6,499
Auction and liquidation proceeds payable	15,959	-		-	15,959
Securities sold not yet purchased	5,932	-		-	5,932
Mandatorily redeemable noncontrolling interests	2,512	-		-	2,512
Deferred revenue	-	3,706		-	3,706
Contingent consideration payable	1,196	-		-	1,196
Total current liabilities	35,136	15,186		-	50,322

Deferred tax liabilities, net	-	1,974		-	1,974

Other liabilities		5,196		-	5,196
Total liabilities	35,136	22,356		-	57,492

Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	-	-		-	-
Common stock, $0.0001 par value; 40,000,000 shares authorized; 19,043,072 issued and outstanding at June 30, 2016	2	1	(1)	(1)	2
Additional paid-in capital	140,555	224,506	(1)	(217,017)	140,555
			(4)	(7,489)
Accumulated deficit	(6,158)	(95,654	)(1)	95,654	(8,358)
			(3)	(2,200)

Accumulated other comprehensive income	(1,075)	(2,180	)(1)	2,180	(1,075)
Total stockholders' equity	133,324	126,673		(128,873)	131,124
Noncontrolling interests	1,078	-			1,078
Total equity	134,402	126,673		(128,873)	132,202
Total liabilities and equity	$169,538	$149,029		$(128,873)	$189,694

The accompanying notes are an integral part of this statement.

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2015

	B. RILEY FINANCIAL, INC. (a)	UNITED ONLINE, INC. (b)		PRO FORMA ADJUSTMENTS RELATED TO ACQUISITION	PRO FORMA TOTAL
	(Dollars in thousands, except share data)

Revenues:
Services and fees	$101,929	$85,395		$-	$187,324
Sale of goods and products	10,596	4,832		-	15,428
Total revenues	112,525	90,227		-	202,752
Operating expenses:
Direct cost of services	29,049	36,541	(6)	(5,512)	60,078
Cost of goods sold	3,072	-	(6)	5,512	8,584
Technology and development	-	10,010		-	10,010
Selling, general and administrative expenses	58,322	43,516	(7)	5,088	106,926
Restructuring and other exit costs	-	1,469		-	1,469
Total operating expenses	90,443	91,536		5,088	187,067
Operating income (loss)	22,082	(1,309)		(5,088)	15,685
Other income (expense):
Interest income	17	442		-	459
Interest expense	(834)	-		-	(834)
Other income, net	-	877		-	877
Income before income taxes	21,265	10		(5,088)	16,187
Provision for income taxes	7,688	799	(8)	(2,035)	6,452
Net income	13,577	(789)		(3,053)	9,735
Income attributable to noncontrolling interests	1,772	-		-	1,772
Net income attributable to common stockholders	$11,805	$(789)		$(3,053)	$7,963
Basic earnings per share	$0.73				$0.49
Diluted earnings per share	$0.73				$0.49
Weighted average basic shares outstanding	16,221,040				16,221,040
Weighted average dilted shares outstanding	16,265,915				16,265,915

The accompanying notes are an integral part of this statement.

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2016

	B. RILEY FINANCIAL, INC. (a)	UNITED ONLINE, INC. (b)		PRO FORMA ADJUSTMENTS RELATED TO ACQUISITION	PRO FORMA TOTAL
	(Dollars in thousands, except share data)

Revenues:
Services and fees	$40,205	$34,370		$-	$74,575
Sale of goods and products	2	2,084		-	2,086
Total revenues	40,207	36,454		-	76,661
Operating expenses:
Direct cost of services	12,243	15,130	(9)	(2,064)	25,309
Cost of goods sold	2	-	(9)	2,064	2,066
Technology and development	-	4,160		-	4,160
Selling, general and administrative expenses	26,117	22,375	(10)	2,544	51,036
Restructuring and other exit costs	-	296		-	296
Total operating expenses	38,362	41,961		2,544	82,867
Operating income (loss)	1,845	(5,507)		(2,544)	(6,206)
Other income (expense):
Interest income	6	322		-	328
Interest expense	(407)	-		-	(407)
Other income, net	-	741		-	741
Income (loss) before income taxes	1,444	(4,444)		(2,544)	(5,544)
Provision (benefit) for income taxes	101	1,470	(11)	(1,018)	553
Net income (loss)	1,343	(5,914)		(1,526)	(6,097)
Income attributable to noncontrolling interests	1,196	-		-	1,196
Net income (loss) attributable to common stockholders	$147	$(5,914)		$(1,526)	$(7,293)
Basic earnings per share	$0.01				$(0.42)
Diluted earnings per share	$0.01				$(0.42)
Weighted average basic shares outstanding	17,212,716				17,212,716
Weighted average dilted shares outstanding	17,547,073				17,212,716

The accompanying notes are an integral part of this statement.

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in ‘000’s)

NOTE 1—ACQUISITION

On May 4, 2016, B. Riley Financial, Inc. (“B. Riley”) entered into an agreement and plan of merger by and among B. Riley, Unify Merger Sub, Inc. and United Online, Inc. (“UOL”) to acquire all of the outstanding common stock of UOL (“Acquisition Agreement”). On July 1, 2016, B. Riley acquired all of the outstanding common stock of UOL in accordance with the Acquisition Agreement. The acquisition was accounted for using the purchase method of accounting in accordance with ASC 805, “Business Combinations”.

NOTE 2—PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The pro forma adjustments to the condensed combined balance sheet give effect to the acquisition of UOL as if the transaction had occurred on June 30, 2016. The pro forma adjustments to the condensed consolidated statements of operations for the six months ended June 30, 2016 and year ended December 31, 2015 give effect to the acquisition of UOL as if the transaction had had been completed as of January 1, 2015. The pro forma financial statements were based on, and should be read in conjunction with, the financial statements indicated below. The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company’s results of operations and financial position would have been had the acquisition of UOL been completed on the dates indicated. The pro forma financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities or corporate overhead that will not be duplicated. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

Balance Sheet—June 30, 2016

a.	Derived from the unaudited condensed consolidated balance sheet of B. Riley as of June 30, 2016 contained in the Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 5, 2016.

b.	Derived from the unaudited condensed consolidated balance sheet of UOL as of June 30, 2016 contained within this filing.

(1)

Reflects the acquisition of UOL based on preliminary consideration of $169,290, comprised of all cash which was paid upon closing. The pro forma purchase price adjustments are based on a preliminary valuation of assets and liabilities acquired, and are subject to future adjustment to the extent that additional information is obtained about the facts and circumstances that will exist on the acquisition date, and have been made solely for the purpose of providing the unaudited pro forma consolidated financial information presented herewith. Differences between these provisional estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and the Company’s future results of operations and financial position.

The following table summarizes the preliminary estimated fair values of the assets acquired.

Total consideration	$169,290
Tangible assets acquired and assumed:
Cash	$125,542
Accounts Receivables	3,850
Inventory	624
Prepaid expenses and other assets	5,687
Property and equipment	5,681
Accounts payable	(5,037)
Accrued expenses and other liabilities	(6,443)
Deferred revenue	(3,706)
Deferred tax liabilities	(13,218)
Other liabilities	(5,196)
Customer list	39,500
Tradename	1,500
Goodwill	20,506
Total Assets	$169,290

The total consideration for the acquisition has been reflected as $169,290 paid in cash. Total consideration paid was allocated to the tangible and intangible assets and liabilities assumed based on estimates of their respective fair values at the date of acquisition with the remaining unallocated purchase price in the amount of $20,506 recorded as goodwill. The deferred tax liability is the result of tax attributes acquired from UOL and the tax effect of the customer list and tradename which is not expected to be deductible for income tax purposes.

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Management is responsible for the valuation of net assets and considered a number of factors when estimating the fair values and estimated useful lives of acquired assets and liabilities.

(2)	Reflects the estimated total cash consideration paid upon closing the acquisition of UOL in the amount of $169,290.

(3)	Reflects the estimated expenses of $2,200 to be incurred by B. Riley and UOL in connection with the acquisition of UOL by B. Riley.

(4)	Reflects the elimination of the historical goodwill of UOL in the amount of $7,489.

(5)	Reflects the reduction in securities owned by B. Riley (common stock of UOL which was cancelled upon closing of the acquisition) which had a fair value of $12,479 at June 30, 2016 and the corresponding estimated impact on cash of $12,479.

Statement of Operations—For the Year Ended December 31, 2015

a.	Derived from the audited consolidated statement of operations of B. Riley Financial, Inc. for the year ended December 31, 2015 contained in the Form 10-K filed with the SEC on March 28, 2016.

b.	Derived from the audited consolidated statement of operations of UOL for the year ended December 31, 2015 contained within this filing excluding income or loss from discontinued operations.

(6)	Reflects the estimated cost of goods sold of $5,512 that is reclassified from direct cost of services to conform to the presentation of B. Riley Financial, Inc. and Subsidiaries Pro Forma Condensed Consolidated Statement of Operations.

(7)	Reflects the estimated amortization expense of intangible assets acquired using the straight-line method. The estimated useful life of the tradename and customer list in Note (1) above is estimated to be 10 years and 8 years, respectively. Upon completion of the final valuation of assets, liabilities and intangible assets for the purchase accounting, the estimated useful life of the intangible assets may change.

(8)	Reflects pro forma adjustment for the income tax provision of $2,035 for the year ended December 31, 2015 based on the impact of a combined federal and state statutory tax rate of 40.0% on the pro forma adjustments related to income before income taxes.

Statement of Operations—For the Six Months Ended June 30, 2016

a.	Derived from the the unaudited condensed statement of operations of B. Riley Financial, Inc. for the six months ended June 30, 2016 contained in the Form 10-Q filed with the SEC on August 5, 2016.

b.	Derived from the the unaudited condensed statement of operations of UOL for the six months ended June 30, 2016 contained within this filing excluding income or loss from discontinued operations.

(9)	Reflects the estimated cost of goods sold of $2,064 that is reclassified from direct cost of services to conform to the presentation of B. Riley Financial, Inc. and Subsidiaries Pro Forma Condensed Consolidated Statement of Operations.

(10)	Reflects the estimated amortization expense of intangible assets acquired using the straight-line method. The estimated useful life of the tradename and customer list in Note (1) above is estimated to be 10 years and 8 years, respectively. Upon completion of the final valuation of assets, liabilities and intangible assets for the purchase accounting, the estimated useful life of the intangible assets may change.

(11)	Reflects pro forma adjustment for the income tax benefit of $1,018 for the six months ended June 30, 2016 based on the impact of a combined federal and state statutory tax rate of 40.0% on the pro forma adjustments related to loss before income taxes.

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NOTE 3—CONTINGENCIES

Legal Matters

In 2010, Classmates, Inc., and Florists' Transworld Delivery, Inc. and FTD.COM Inc. (together, the "FTD Parties") received subpoenas from the Attorney General for the State of Kansas and the Attorney General for the State of Maryland, respectively. These subpoenas were issued on behalf of a Multistate Work Group that consists of the Attorneys General for the following states: Alabama, Alaska, Delaware, Florida, Idaho, Illinois, Kansas, Maine, Maryland, Michigan, Nebraska, New Mexico, New Jersey, North Dakota, Ohio, Oregon, Pennsylvania, South Dakota, Texas, Vermont, Washington and Wisconsin (the "Multistate Work Group"). The inquiry concerned certain post-transaction sales practices in which these companies previously engaged with certain third-party vendors and certain auto-renewal practices of Classmates, Inc. In May 2015, Classmates, Inc. and the FTD Parties entered into settlement agreements with each member of the Multistate Work Group. Under the terms of the settlement agreements, Classmates, Inc. and the FTD Parties denied all wrong-doing and agreed to certain injunctive relief and to two areas of monetary relief: (1) a payment from Classmates, Inc. and the FTD Parties in the aggregate amount of $8,000 to be distributed amongst the states in the Multistate Work Group (with approximately $5,180 to be paid by Classmates, Inc. and approximately $2,820 to be paid by the FTD Parties); and (2) Classmates, Inc. funding a $3,000 restitution program covering eligible consumers in the states in the Multistate Work Group, with any restitution not paid to consumers being paid to such states. The Classmates, Inc. portion of the payments described above relating to the settlement agreements was paid by Classmates, Inc. in July 2015. In October 2015, the Company received insurance proceeds in the amount of $4,200 related to the Multistate Work Group inquiry and accompanying legal fees. Of this amount, $2,800 was allocated to United Online, Inc. and $1,400 was allocated to FTD, which was remitted to FTD in October 2015. In August 2016, as a result of mediation, the Company and its insurance carrier agreed to a $2,500 recovery for all remaining insurance claims related to the Multistate Work Group. The Company received proceeds of $2,500 from its insurance carrier, and, of this amount, $1,667 was allocated to United Online, Inc. and $833 was allocated to the FTD Parties.

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